                                                                                                   EXHIBIT 32.1.

Certification of Principal Executive Officer

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

I, Dr. Thomas Drees, Chief Executive Officer, and David Nelson, Principal Accounting Officer, of Sanguine Corporation (the "Registrant") do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period June 30, 2008 of the Registrant, as filed with the Securities and Exchange Commission on the date hereof (the "Report"):

 (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

 (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:  August 13, 2008

By:  /s/ Dr. Thomas Drees

  Dr. Thomas Drees

  Chief Executive Officer

By:  /s/  David Nelson

       David Nelson, Chief Financial Officer

 * A signed original of this written statement required by Section 906 has been provided to Sanguine Corporation and will be retained by Sanguine Corporation and furnished to the Securities Exchange Commission or its staff upon request.